                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2000
                                                 ----------------

                                  ABIOMED, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-20584                04-2743260
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission            IRS Employer
      of incorporation)           File Number)      Identification Number)

                              22 CHERRY HILL DRIVE
                          DANVERS, MASSACHUSETTS 01923
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (978) 777-5410
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

         At the Company's Annual Meeting of Shareholders held on August 9, 2000, the stockholders approved the following:

         a) Elected two persons to serve as Class II directors as follows:

              DIRECTOR                VOTES FOR           VOTES WITHHELD
              --------                ---------           --------------
           John F. O'Brien            9,547,645                 180,745
           Henri A. Termeer           9,549,189                 179,201


         b) A proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000. The proposal received 9,136,973 votes for and 583,375 votes against. There were 8,042 abstentions.

         c) A proposal to approve the ABIOMED, Inc. 2000 Stock Incentive Plan. The proposal received 5,186,976 votes for and 767,910 votes against. There were 34,806 abstentions.


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                                  ABIOMED, INC.

--------------------------------------------------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ABIOMED, Inc.

Date: August 11, 2000                         /s/DAVID M. LEDERMAN
                                              ------------------------------
                                              David M. Lederman
                                              CEO and President


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